UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 13, 2002
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Date of Report: (Date of earliest event reported)

Computer Associates International, Inc.
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(Exact Name of Registrant as Specified in Charter)

Delaware	1-9247	13-2857434
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(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Computer Associates Plaza, Islandia, New York	11749
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(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 342-6000

Not Applicable
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(Former name or former address, if changed since last report)

Item 9.   Regulation FD Disclosure.

On September 13, 2002, at a meeting with security analysts and institutional investors, senior executives of Computer Associates International, Inc. (the "Corporation") reaffirmed the revenue guidance (expected revenue in the range of $760 million to $775 million) and diluted operating earnings per share guidance (expected diluted operating earnings per share in the range of $0.01 to $0.02) for the second quarter of fiscal year 2003 that was originally reported in the Corporation's first quarter fiscal year 2003 earnings news release dated July 22, 2002. A replay of the webcast of this meeting will be available for 30 days at http://ca.com/invest/.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Computer Associates International, Inc.

Dated: September 13, 2002	By:	/s/ Ira Zar
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Ira Zar
Executive Vice President and
Chief Financial Officer